UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2010

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2010, Synutra International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with Oppenheimer & Co. Inc. and Roth Capital Partners, LLC (collectively, the “Underwriters”), providing for the offer and sale by the Company of 3,300,000 shares of common stock,  par  value $0.0001 per share (the “Common Stock”), to the Underwriters at a price of $18.05 per share, plus an option granted to the Underwriters to purchase an additional 495,000 shares of Common Stock to cover over-allotments, if any.

This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 hereto and incorporated herein by reference.

The opinion of counsel regarding the legality of the Common Stock issued pursuant to the offering of shares of Common Stock described above is filed as Exhibit 5.1 hereto.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s Shelf Registration Statement on Form S-3 (Registration No. 333-163677), filed with the Securities and Exchange Commission (declared effective May 12, 2010) and are incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

1.1	Underwriting Agreement, dated June 25, 2010, among Synutra International, Inc. and Oppenheimer & Co. Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Davis Polk & Wardwell LLP regarding the legality of the Common Stock being registered.

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date	June 30, 2010	By:	/s/ Weiguo Zhang
Name: Weiguo Zhang
Title: President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 25, 2010, among Synutra International, Inc. and Oppenheimer & Co. Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Davis Polk & Wardwell LLP regarding the legality of the Common Stock being registered.
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1).